UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2005

SOUTHERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PEI Center Wilkes-Barre, Pennsylvania		18711
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (570) 820-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 25, 2005, the Board of Directors of Southern Union elected Thomas N. McCarter, III as a new director effective as of such date.  On January 31, 2005 the Company issued a news release announcing the election.  A copy of the news release is filed as Exhibit 99.a to this report and is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 25, 2005, by action of its Board of Directors, Southern Union Company (“Southern Union”) amended its By-Laws.  A copy of the amended and restated By-Laws is attached hereto as Exhibit 3.a.

The principal purposes of the amendments were:

•                  To clarify the responsibilities and authority of the Company’s officers;

•                  To provide that an individual who is both an officer and a director of the Company will automatically cease to be a director when he or she ceases to be an officer;

•                  To make mandatory the establishment of the Audit Committee, Compensation Committee and Corporate Governance Committee, and to make optional the establishment of the Executive Committee;

•                  To clarify the process relating to the authorization of contracts on behalf of the Company;

•                  To expand and clarify the By-Law provisions governing indemnification of directors, officers and agents of the Company; and

•                  To make other changes intended to clarify and correct the previously existing By-Laws.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

Exhibit No.	Exhibit

3.a	Amended and Restated By-Laws of Southern Union Company.

99.a	Press Release issued by Southern Union Company dated January 31, 2005

This release and other reports and statements issued or made from time to time contain certain “forward-looking statements” concerning projected future financial performance, expected plans or future operations. Southern Union cautions that actual results and developments may differ materially from such projections or expectations.

Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition; customer growth; abnormal weather conditions in Southern Union’s service territories; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to Southern Union’s gas distribution business; new legislation and government regulations and proceedings affecting or involving Southern Union; unanticipated environmental liabilities; ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures, including the risks that the business acquired and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the business of Southern Union; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints; Southern Union’s, or any of its subsidiaries, debt securities ratings; the economic climate and growth in the energy industry and service territories and competitive conditions of energy markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)

Date:	January 31, 2005	By:	/s/ David J. Kvapil
David J. Kvapil
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.a	Amended and Restated By-Laws of Southern Union Company.

99.a	Press Release issued by Southern Union Company dated January 31, 2005